Exhibit 99.1

FOR FURTHER INFORMATION

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

October 29, 2019

NN, Inc. Announces Preliminary Third Quarter 2019 Results and Updates Full Year Guidance

Life Sciences remains strong; impact of General Motors strike, automotive headwinds and economic uncertainty are expected to affect fourth quarter results

Charlotte, N.C., October 29, 2019 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today provided an update on its expectations for its third quarter 2019 financial results and revisions to certain of its fourth quarter and full year 2019 guidance.

Based on preliminary results, the Company expects to report third quarter 2019 net sales in the range of $213.5 million to $214.5 million, versus the prior third quarter guidance of $217 million to $222 million. NN also anticipates adjusted EBITDA in the range of $40 million to $41 million, within the range of prior guidance.

NN expects financial results for the full year to be impacted by the unanticipated six-week long United Auto Workers strike at General Motors that concluded last Friday, combined with ongoing global automotive market headwinds and economic uncertainty. The Company estimates that the GM strike negatively impacted the Company’s sales by $1.5 million in the third quarter and $6.0 million in the fourth quarter and the Company’s adjusted EBITDA by $0.6 million in the third quarter and $2.5 million in the fourth quarter. As a result of the strike and market headwinds, NN is now expecting full year 2019 sales to be between $845 million and $852 million, versus prior guidance of $860 million to $870 million and adjusted EBITDA to be between $145 million and $150 million, versus prior guidance of $158 million to $165 million.

Warren Veltman, interim President and CEO of NN said, “We believe that NN has a strong portfolio of businesses and a solid foundation from which to grow. Our Life Sciences group continued to show strong sales in the third quarter and improved operating margins. Power Solutions has been a significant cash flow generator throughout 2019, and the Mobile Solutions group has done a commendable job of flexing their cost structure in reaction to reduced sales caused by the GM strike and difficult market conditions.”

Tom DeByle, the Company’s Senior Vice President and Chief Financial Officer, stated, “We are focused on disciplined capital allocation strategies by investing in the businesses with the highest return and shortest payback. As we navigate through some of the macroeconomic challenges and softness in some of our end markets, we will remain focused on positioning NN most effectively to drive value in the long-term. Our recently announced cash and expense savings initiatives are examples of our priority to drive improved free cash flow generation and accelerate our ability to pay down our debt.”

NN will provide a full update on its financial results for the third quarter and guidance for the fourth quarter and full year 2019 after the close of the market on Thursday, November 7, 2019. Management will hold a conference call at 9 a.m. ET on Friday, November 8, 2019 to review the company’s results. The call can be accessed live or as a replay at www.nninc.com. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 90 days.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

In addition to U.S. GAAP financial measures, this press release includes preliminary estimates of adjusted EBITDA, a non-GAAP financial measure. Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, Interest rate swaps and write-offs, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

A preliminary reconciliation of GAAP Income from Operations to non-GAAP adjusted EBITDA is as follows:

Guidance - Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted EBITDA

	Three Months Ending September 30, 2019
(in millions)	Low	High
GAAP Income before taxes	$7.5	$8.5
Depreciation and amortization	22.6	22.6
Acquisition and transition expense	8.4	8.4
Other income/expense	0.3	0.3
Non-cash stock compensation	0.9	0.9
Share of NI from China JV	0.3	0.3

Non-GAAP adjusted EBITDA (b)	$40.0	$41.0

	Twelve Months Ending December 31, 2019
(in millions)	Low	High
GAAP Income from Operations	$16.1	$21.1
Depreciation and amortization	92.3	92.3
Acquisition and transition expense	31.3	31.3
Other income/expense	0.2	0.2
Non-cash stock compensation	4.2	4.2
Share of NI from China JV	0.9	0.9

Non-GAAP adjusted EBITDA (b)	$145.0	$150.0